Exhibit 32.1*

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gemini Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2022	By:	/s/ Georges Gemayel
Dr. Georges Gemayel
Interim President and Chief Executive Officer and Executive Chairman
(Principal Executive Officer)
Date: August 11, 2022	By:	/s/ Brian Piekos
Brian Piekos
Chief Financial Officer and Chief Business Officer
(Principal Financial Officer)

* This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.